Exhibit 4.1

NUMBER U-____________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	Schultze Special Purpose Acquisition Corp.

CUSIP 80821R 208

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT

THIS CERTIFIES THAT _______________________________________________________________________________________

is the owner of ________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Schultze Special Purpose Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) 30 days after the Company’s completion of an initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) 12 months from the closing of the Company’s initial public offering (“IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. The Common Stock and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until 90 days following the IPO, unless the underwriters inform the Company of their decision to allow earlier separate trading, except that in no event will the Common Stock and Warrants be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its IPO and issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of ______ ___, 2018, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

	Chief Executive Officer	Chief Financial Officer

Schultze Special Purpose Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian _______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated _________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED).

The holder(s) of this certificate shall be entitled to receive a pro rata portion of the funds from the trust account with respect to the Common Stock underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial Business Combination within the period of time set forth in the Company’s Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to redeem his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial Business Combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.